Exhibit 99.1

FOR IMMEDIATE RELEASE For More Information:
Jean-Pierre Lapointe, Chief Financial Officer Northeast Bank, 500 Canal Street, Lewiston, ME 04240 207.786.3245 ext. 3220 www.northeastbank.com

Northeast Bancorp Reports Second Quarter Results and Declares Dividend

Lewiston, ME (January 28, 2019) ‒ Northeast Bancorp (“Northeast” or the “Company”) (NASDAQ: NBN), a Maine-based full-service financial services company and parent of Northeast Bank (the “Bank”), today reported net income of $5.1 million, or $0.56 per diluted common share, for the quarter ended December 31, 2018, an increase of $1.8 million, or 55.1%, compared to net income of $3.3 million, or $0.36 per diluted common share, for the quarter ended December 31, 2017. Net income for the six months ended December 31, 2018 was $9.7 million, or $1.05 per diluted common share, compared to $7.9 million, or $0.86 per diluted common share, for the six months ended December 31, 2017.

On January 28, 2019, the Board of Directors declared a cash dividend of $0.01 per share, payable on February 26, 2019, to shareholders of record as of February 12, 2019.

“We continued fiscal 2019 with another strong quarter,” said Richard Wayne, President and Chief Executive Officer. “For the quarter, we earned $0.56 per diluted common share through solid loan volume, purchased loan transactional income, and gain on the sale of SBA loans. Our Loan Acquisition and Servicing Group produced $113.5 million of loans, including originations of $64.1 million and purchases with a recorded investment of $49.4 million during the quarter. This represents quarterly net growth in the LASG portfolio of $58.1 million, or 8.2%. This quarterly activity helped drive our return on average equity to 13.9%, our return on average assets to 1.7%, and our efficiency ratio to 57.6%.”

As of December 31, 2018, total assets were $1.2 billion, an increase of $36.4 million, or 3.1%, from total assets of $1.2 billion as of June 30, 2018. The principal components of the changes in the balance sheet follow:

1.	The following table highlights the changes in the loan portfolio for the three and six months ended December 31, 2018:

	Loan Portfolio Changes
	Three Months Ended December 31, 2018
	December 31, 2018 Balance	September 30, 2018 Balance	Change ($)	Change (%)
	(Dollars in thousands)
LASG Purchased	$330,643	$300,548	$30,095	10.01%
LASG Originated	435,817	407,822	27,995	6.86%
SBA	67,282	67,212	70	0.10%
Community Banking	104,544	111,614	(7,070)	(6.33%)
Total	$938,286	$887,196	$51,090	5.76%

	Six Months Ended December 31, 2018
	December 31, 2018 Balance	June 30, 2018 Balance	Change ($)	Change (%)
	(Dollars in thousands)
LASG Purchased	$330,643	$290,972	$39,671	13.63%
LASG Originated	435,817	397,363	38,454	9.68%
SBA	67,282	60,156	7,126	11.85%
Community Banking	104,544	123,311	(18,767)	(15.22%)
Total	$938,286	$871,802	$66,484	7.63%

Loans generated by the Bank's Loan Acquisition and Servicing Group ("LASG") for the quarter ended December 31, 2018 totaled $113.5 million, which consisted of $49.4 million of purchased loans, at an average price of 93.7% of unpaid principal balance, and $64.1 million of originated loans. The Bank's Small Business Administration ("SBA") Division closed $13.8 million and funded $13.1 million of new loans during the quarter ended December 31, 2018. In addition, the Company sold $12.8 million of the guaranteed portion of SBA loans in the secondary market, of which $7.6 million were originated in the current quarter and $5.2 million were originated in prior quarters. Residential loan production sold in the secondary market totaled $7.7 million for the quarter.

As previously discussed in the Company’s SEC filings, the Company made certain commitments to the Board of Governors of the Federal Reserve System (“FRB”) in connection with the merger of FHB Formation LLC with and into the Company in December 2010. The Company’s loan purchase and commercial real estate loan availability under these conditions follow:

Basis for Regulatory Condition	Condition	Availability at December 31, 2018
		(Dollars in millions)
Total Loans	Purchased loans may not exceed 40% of total loans	$75.7
Regulatory Capital	Non-owner occupied commercial real estate loans may not exceed 300% of total capital	102.8

On January 7, 2019, the Company announced a corporate reorganization pursuant to which its bank holding company structure would be eliminated and the Bank would become the top-level company (the “Reorganization”). If the Reorganization is completed, these commitments to the FRB will no longer be applicable. The Bank intends to replace these commitments with standards relating to its capital levels and asset portfolio composition, which will be incorporated into its policies and procedures, and compliance with Federal Deposit Insurance Corporation (“FDIC”) policy on commercial real estate concentration risk. These newly established standards are designed to help ensure the Bank will continue to operate in a safe and sound manner, but may permit more growth in the Bank’s loan portfolio as compared to operating under the existing commitments.

As a result of the Reorganization, the Bank intends to incorporate the following standards into its policies and procedures:

●	Maintain a Tier 1 leverage ratio of at least 10%, which is unchanged from the requirement in the commitments to the FRB;
●	Maintain a Total capital ratio of at least 13.5% (as opposed to 15%);
●	Limit purchased loans to 60% of total loans (as opposed to 40%); and
●	Maintain a ratio of the Bank’s loans to core deposits of not more than 125% (as opposed to 100%).

A requirement to hold non-owner occupied commercial real estate loans to within 300% of total capital will not formally be incorporated into the Bank’s risk management policies. The Bank nonetheless would continue to be evaluated by the FDIC through the supervisory process under the 300% “screen” used by the federal banking agencies to identify institutions that are potentially exposed to commercial real estate concentration risk.

An overview of the Bank’s LASG portfolio follows:

	LASG Portfolio
	Three Months Ended December 31,
	2018			2017
	Purchased	Originated	Total LASG	Purchased	Originated	Total LASG
	(Dollars in thousands)
Loans purchased or originated during the period:
Unpaid principal balance	$52,672	$64,117	$116,789	$38,205	$44,285	$82,490
Net investment basis	49,334	64,117	113,451	34,802	44,285	79,087

Loan returns during the period:
Yield	10.30%	7.61%	8.75%	11.00%	6.49%	8.31%
Total Return on Purchased Loans (1)	10.30%	7.61%	8.75%	11.00%	6.49%	8.31%

	Six Months Ended December 31,
	2018			2017
	Purchased	Originated	Total LASG	Purchased	Originated	Total LASG
	(Dollars in thousands)
Loans purchased or originated during the period:
Unpaid principal balance	$89,748	$135,253	$225,001	$42,523	$85,064	$127,587
Net investment basis	84,137	135,253	219,390	38,453	85,064	123,517

Loan returns during the period:
Yield	9.88%	7.53%	8.53%	11.65%	6.42%	8.58%
Total Return on Purchased Loans (1)	9.88%	7.53%	8.53%	11.65%	6.42%	8.58%

Total loans as of period end:
Unpaid principal balance	$368,345	$435,817	$804,162	$276,440	$346,874	$623,314
Net investment basis	330,643	435,817	766,460	244,177	346,874	591,051

(1) The total return on purchased loans represents scheduled accretion, accelerated accretion, gains on asset sales, gains on real estate owned and other noninterest income recorded during the period divided by the average invested balance, which includes purchased loans held for sale, on an annualized basis. The total return on purchased loans does not include the effect of purchased loan charge-offs or recoveries during the period. Total return on purchased loans is considered a non-GAAP financial measure. See reconciliation in below table entitled “Total Return on Purchased Loans.”

2.

Deposits increased by $30.7 million, or 3.2%, from June 30, 2018, attributable primarily to an increase in time deposits of $112.2 million, or 31.9%, as a result of campaigns in the current period, partially offset by decreases in money market accounts of $75.7 million, or 18.0%, and demand deposits of $3.9 million, or 5.5%.

3.	Shareholders’ equity increased by $10.1 million, or 7.3%, from June 30, 2018, primarily due to earnings of $9.7 million.

Net income increased by $1.8 million to $5.1 million for the quarter ended December 31, 2018, compared to net income of $3.3 million for the quarter ended December 31, 2017.

1.

Net interest and dividend income before provision for loan losses increased by $3.2 million to $15.6 million for the quarter ended December 31, 2018, compared to $12.4 million the quarter ended December 31, 2017. The increase was primarily due to higher average balances in the loan portfolio. These increases were partially offset by higher funding costs and higher average deposit balances.

The following table summarizes interest income and related yields recognized on the loan portfolios:

	Interest Income and Yield on Loans
	Three Months Ended December 31,
	2018			2017
	Average	Interest		Average	Interest
	Balance (1)	Income	Yield	Balance (1)	Income	Yield
	(Dollars in thousands)
Community Banking	$108,344	$1,448	5.30%	$141,486	$1,753	4.92%
SBA	73,467	1,440	7.78%	49,457	814	6.53%
LASG:
Originated	420,816	8,077	7.61%	340,240	5,565	6.49%
Purchased	307,094	7,969	10.30%	229,732	6,369	11.00%
Total LASG	727,910	16,046	8.75%	569,972	11,934	8.31%
Total	$909,721	$18,934	8.26%	$760,915	$14,501	7.56%

	Six Months Ended December 31,
	2018			2017
	Average	Interest		Average	Interest
	Balance (1)	Income	Yield	Balance (1)	Income	Yield
	(Dollars in thousands)
Community Banking	$114,342	$2,970	5.15%	$145,832	$3,496	4.76%
SBA	72,316	2,726	7.48%	51,499	1,756	6.76%
LASG:
Originated	409,575	15,541	7.53%	334,507	10,831	6.42%
Purchased	305,600	15,223	9.88%	234,928	13,800	11.65%
Total LASG	715,175	30,764	8.53%	569,435	24,631	8.58%
Total	$901,833	$36,460	8.02%	$766,766	$29,883	7.73%

(1)	Includes loans held for sale.

The components of total income on purchased loans are set forth in the table below entitled “Total Return on Purchased Loans.” When compared to the three months ended December 31, 2017, transactional income for the three months ended December 31, 2018 increased by $206 thousand. The total return on purchased loans for the three months ended December 31, 2018 was 10.3%. When compared to the six months ended December 31, 2017, transactional income for the six months ended December 31, 2018 decreased by $1.1 million. This decrease over the prior comparable period was primarily due to lower accelerated accretion and loan fees in the six months ended December 31, 2018. The following table details the total return on purchased loans:

	Total Return on Purchased Loans
	Three Months Ended December 31,
	2018		2017
	Income	Return (1)	Income	Return (1)
	(Dollars in thousands)
Regularly scheduled interest and accretion	$5,860	7.57%	$4,466	7.71%
Transactional income:
Gain on loan sales	-	0.00%	-	0.00%
Gain on sale of real estate owned	-	0.00%	-	0.00%
Other noninterest income	-	0.00%	-	0.00%
Accelerated accretion and loan fees	2,109	2.73%	1,903	3.29%
Total transactional income	2,109	2.73%	1,903	3.29%
Total	$7,969	10.30%	$6,369	11.00%

	Six Months Ended December 31,
	2018		2017
	Income	Return (1)	Income	Return (1)
	(Dollars in thousands)
Regularly scheduled interest and accretion	$11,621	7.54%	$9,079	7.67%
Transactional income:
Gain on loan sales	-	0.00%	-	0.00%
Gain on sale of real estate owned	-	0.00%	-	0.00%
Other noninterest income	-	0.00%	-	0.00%
Accelerated accretion and loan fees	3,602	2.34%	4,721	3.98%
Total transactional income	3,602	2.34%	4,721	3.98%
Total	$15,223	9.88%	$13,800	11.65%

(1)

The total return on purchased loans represents scheduled accretion, accelerated accretion, gains on asset sales, gains on real estate owned and other noninterest income recorded during the period divided by the average invested balance, which includes purchased loans held for sale, on an annualized basis. The total return does not include the effect of purchased loan charge-offs or recoveries in the quarter. Total return is considered a non-GAAP financial measure.

2.	Noninterest income increased by $317 thousand for the quarter ended December 31, 2018, compared to the quarter ended December 31, 2017, principally due to the following:
●	An increase in gain on sale of SBA loans of $601 thousand, due to larger guarantee balances sold in the quarter; partially offset by,
●	A decrease in gain on sale of residential loans of $151 thousand, due to lower volume of residential loans sold in the quarter; and
●

A decrease in fees for other services to customers of $135 thousand, due to lower commercial loan servicing fees as a result of the write-off of servicing assets related to SBA loans that paid off during the quarter.

3.	Noninterest expense increased by $1.3 million for the quarter ended December 31, 2018 compared to the quarter ended December 31, 2017, primarily due to the following:
●

An increase in salaries and employee benefits expense of $526 thousand, primarily due to increases in base salary, stock-based compensation expense, incentive compensation, and a decrease in deferred salaries expense;

●

An increase in other noninterest expense of $292 thousand, primarily due to a $141 thousand increase in expense related to the quarterly valuation of SBA servicing rights, and increases in travel expense and employee recruitment expense;

●	An increase in professional fees of $231 thousand, primarily due to increased legal expense related to the Reorganization and other consulting costs; and
●

An increase in loan acquisition and collection expense of $217 thousand, largely driven by increased loan expenses and collection expenses incurred on the increased SBA and purchased loan activity during the quarter.

4.

Income tax expense increased by $678 thousand to $2.1 million, or an effective tax rate of 28.7%, for the quarter ended December 31, 2018, compared to $1.4 million, or an effective tax rate of 29.5%, for the quarter ended December 31, 2017. The increase in expense was primarily due to the increase in earnings. The decrease in effective tax rate was primarily due to the following:

●

The decrease in the federal corporate income tax rate to 21.0% for the quarter ended December 31, 2018, as compared to the blended federal corporate income tax rate of 28.0% for the quarter ended December 31, 2017; and

●

The decrease in income tax expense of $498 thousand as a result of revaluing the deferred tax asset as a result of the Tax Cuts and Jobs Act recorded in the quarter ended December 31, 2017; partially offset by,

●

A decrease in the income tax benefit recognized of $275 thousand arising from the treatment of vested restricted stock awards under ASU 2016-09, Compensation–Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, whereby the tax effects of vested awards or exercised options are treated as a discrete item in the reporting period in which they occur.

As of December 31, 2018, nonperforming assets totaled $13.8 million, or 1.16% of total assets, as compared to $14.2 million, or 1.23% of total assets, as of June 30, 2018.

As of December 31, 2018, past due loans totaled $18.3 million, or 1.95% of total loans, as compared to past due loans totaled $7.7 million, or 0.89% of total loans as of June 30, 2018. The increase in past due loans is largely attributed to the thirty-one day month in December, as past due loans totaled $30.0 million, or 3.87% of total loans as of December 31, 2017.

As of December 31, 2018, the Company’s Tier 1 leverage capital ratio was 13.2%, compared to 13.1% at June 30, 2018, and the Total capital ratio was 19.2%, compared to 19.3% at June 30, 2018.

In connection with the Reorganization, the Company intends to redeem the $16.5 million unpaid principal balance of junior subordinated debentures issued by the Company in connection with the issuance of trust preferred securities by its three Delaware statutory trust subsidiaries, and the Bank will assume the Company’s obligations under the $15.1 million unpaid principal balance of 6.75% Fixed-to-Floating Rate Subordinated Notes due July 1, 2026. On a pro forma basis as of December 31, 2018, after giving effect to these transactions, the Bank’s Tier 1 leverage capital ratio and Total capital ratio would have been 12.0% and 17.6%, respectively, and the Bank would be considered “well capitalized” under all regulatory capital definitions. In addition, the redemption of the junior subordinated debentures is expected to result in a reduction in net income of approximately $5.1 million, after tax, during the quarter in which the redemption occurs, due to the write-off of the carrying value discount on the debentures that was recognized in connection with the merger of FHB Formation LLC with and into the Company in December 2010.

Investor Call Information

Richard Wayne, Chief Executive Officer of Northeast Bancorp, and Jean-Pierre Lapointe, Chief Financial Officer of Northeast Bancorp, will host a conference call to discuss second quarter earnings and business outlook at 10:00 a.m. Eastern Time on Tuesday, January 29th. Investors can access the call by dialing 877.878.2762 and entering the following passcode: 2083844. The call will be available via live webcast, which can be viewed by accessing the Company’s website at www.northeastbank.com and clicking on the About Us - Investor Relations section. To listen to the webcast, attendees are encouraged to visit the website at least fifteen minutes early to register, download and install any necessary audio software. Please note there will also be a slide presentation that will accompany the webcast. For those who cannot listen to the live broadcast, a replay will be available online for one year at www.northeastbank.com.

About Northeast Bancorp

Northeast Bancorp (NASDAQ: NBN) is the holding company for Northeast Bank, a full-service bank headquartered in Lewiston, Maine. We offer personal and business banking services to the Maine market via ten branches. Our Loan Acquisition and Servicing Group purchases and originates commercial loans on a nationwide basis and our SBA Division supports the needs of growing businesses nationally. ableBanking, a division of Northeast Bank, offers online savings products to consumers nationwide. Information regarding Northeast Bank can be found at www.northeastbank.com.

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures, including tangible common shareholders’ equity, tangible book value per share, total return on purchased loans, and efficiency ratio. Northeast’s management believes that the supplemental non-GAAP information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Northeast believes that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and other factors. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in interest rates and real estate values; competitive pressures from other financial institutions; the effects of weakness in general economic conditions on a national basis or in the local markets in which the Company operates, including changes which adversely affect borrowers’ ability to service and repay our loans; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or deposit levels necessitating increased borrowing to fund loans and investments; changing government regulation; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; the risk that the Company may not be successful in the implementation of its business strategy; the risk that intangibles recorded in the Company’s financial statements will become impaired; the ability of the Company and the Bank to satisfy the conditions to the completion of the Reorganization; the ability of the Company and the Bank to meet expectations regarding the timing, completion and accounting and tax treatments of the Reorganization; the possibility that any of the anticipated benefits of the Reorganization will not be realized or will not be realized as expected; the failure of the Reorganization to close for any reason; the possibility that the Reorganization may be more expensive to complete than anticipated, including as a result of unexpected factors or events; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company’s Annual Report on Form 10-K and updated by the Company’s Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. These statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any of these forward-looking statements to reflect events or circumstances occurring after the date of this communication or to reflect the occurrence of unanticipated events.

NBN-F

NORTHEAST BANCORP AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands, except share and per share data)

	December 31, 2018	June 30, 2018
Assets
Cash and due from banks	$2,416	$3,889
Short-term investments	135,200	153,513
Total cash and cash equivalents	137,616	157,402

Available-for-sale securities, at fair value	78,132	81,068
Equity securities, at fair value	6,711	6,619
Total investment securities	84,843	87,687

Residential real estate loans held for sale	1,510	3,405
SBA loans held for sale	289	3,750
Total loans held for sale	1,799	7,155

Loans
Commercial real estate	633,439	579,450
Commercial and industrial	209,493	188,852
Residential real estate	92,566	100,256
Consumer	2,788	3,244
Total loans	938,286	871,802
Less: Allowance for loan losses	5,308	4,807
Loans, net	932,978	866,995

Premises and equipment, net	6,112	6,591
Real estate owned and other repossessed collateral, net	1,463	2,233
Federal Home Loan Bank stock, at cost	1,652	1,652
Intangible assets, net	649	867
Loan servicing rights, net	2,934	2,970
Bank-owned life insurance	16,839	16,620
Other assets	7,242	7,564
Total assets	$1,194,127	$1,157,736

Liabilities and Shareholders' Equity
Deposits
Demand	$68,324	$72,272
Savings and interest checking	107,769	109,637
Money market	345,149	420,886
Time	464,349	352,145
Total deposits	985,591	954,940

Federal Home Loan Bank advances	15,000	15,000
Subordinated debt	24,128	23,958
Capital lease obligation	466	605
Other liabilities	20,451	24,803
Total liabilities	1,045,636	1,019,306

Commitments and contingencies	-	-

Shareholders' equity
Preferred stock, $1.00 par value, 1,000,000 shares authorized; no shares issued and outstanding at December 31, 2018 and June 30, 2018	-	-
Voting common stock, $1.00 par value, 25,000,000 shares authorized; 8,236,917 and 8,056,527 shares issued and outstanding at December 31, 2018 and June 30, 2018, respectively	8,237	8,057
Non-voting common stock, $1.00 par value, 3,000,000 shares authorized; 811,946 and 882,314 shares issued and outstanding at December 31, 2018 and June 30, 2018, respectively	812	882
Additional paid-in capital	77,455	77,016
Retained earnings	63,535	54,236
Accumulated other comprehensive loss	(1,548)	(1,761)
Total shareholders' equity	148,491	138,430
Total liabilities and shareholders' equity	$1,194,127	$1,157,736

NORTHEAST BANCORP AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in thousands, except share and per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017
Interest and dividend income:
Interest and fees on loans	$18,934	$14,501	$36,460	$29,883
Interest on available-for-sale securities	425	267	784	533
Other interest and dividend income	970	492	1,851	1,022
Total interest and dividend income	20,329	15,260	39,095	31,438

Interest expense:
Deposits	3,982	2,129	7,664	4,305
Federal Home Loan Bank advances	125	148	242	319
Subordinated debt	573	517	1,174	1,025
Obligation under capital lease agreements	6	9	14	21
Total interest expense	4,686	2,803	9,094	5,670
Net interest and dividend income before provision for loan losses	15,643	12,457	30,001	25,768
Provision for loan losses	101	437	633	792
Net interest and dividend income after provision for loan losses	15,542	12,020	29,368	24,976

Noninterest income:
Fees for other services to customers	340	475	832	1,002
Gain on sales of SBA loans	942	341	1,793	1,361
Gain on sales of residential loans held for sale	104	255	279	545
Gain on sales of other loans	-	21	-	21
Net unrealized gain on equity securities	50	-	10	-
Gain (loss) on real estate owned, other repossessed collateral and premises and equipment, net	(24)	11	(64)	11
Bank-owned life insurance income	110	111	219	223
Other noninterest income	23	14	29	23
Total noninterest income	1,545	1,228	3,098	3,186

Noninterest expense:
Salaries and employee benefits	5,699	5,173	11,208	10,427
Occupancy and equipment expense	957	1,150	2,084	2,260
Professional fees	656	425	1,190	867
Data processing fees	830	624	1,431	1,227
Marketing expense	130	70	253	157
Loan acquisition and collection expense	585	368	1,024	733
FDIC insurance premiums	81	80	162	160
Intangible asset amortization	109	109	218	218
Other noninterest expense	856	564	1,687	1,228
Total noninterest expense	9,903	8,563	19,257	17,277
Income before income tax expense	7,184	4,685	13,209	10,885
Income tax expense	2,059	1,381	3,550	2,995
Net income	$5,125	$3,304	$9,659	$7,890

Weighted-average shares outstanding:
Basic	9,048,397	8,924,495	9,022,161	8,883,003
Diluted	9,201,557	9,168,084	9,192,643	9,129,010

Earnings per common share:
Basic	$0.57	$0.37	$1.07	$0.89
Diluted	0.56	0.36	1.05	0.86

Cash dividends declared per common share	$0.01	$0.01	$0.02	$0.02

NORTHEAST BANCORP AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS
(Unaudited)
(Dollars in thousands)
	Three Months Ended December 31,
	2018			2017
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning assets:
Investment securities	$85,325	$425	1.98%	$93,945	$267	1.13%
Loans (1) (2) (3)	909,721	18,934	8.26%	760,915	14,501	7.56%
Federal Home Loan Bank stock	1,652	24	5.76%	1,860	21	4.48%
Short-term investments (4)	168,768	946	2.22%	145,305	471	1.29%
Total interest-earning assets	1,165,466	20,329	6.92%	1,002,025	15,260	6.04%
Cash and due from banks	2,600			2,731
Other non-interest earning assets	31,344			33,164
Total assets	$1,199,410			$1,037,920

Liabilities & Shareholders' Equity:
Interest-bearing liabilities:
NOW accounts	$74,027	$69	0.37%	$70,287	$52	0.29%
Money market accounts	373,409	1,461	1.55%	367,265	1,030	1.11%
Savings accounts	35,004	14	0.16%	36,872	12	0.13%
Time deposits	443,779	2,438	2.18%	303,246	1,035	1.35%
Total interest-bearing deposits	926,219	3,982	1.71%	777,670	2,129	1.09%
Federal Home Loan Bank advances	15,000	125	3.31%	17,719	148	3.31%
Subordinated debt	24,087	573	9.44%	23,745	517	8.64%
Capital lease obligations	490	6	4.86%	764	9	4.67%
Total interest-bearing liabilities	965,796	4,686	1.92%	819,898	2,803	1.36%

Non-interest bearing liabilities:
Demand deposits and escrow accounts	81,223			83,855
Other liabilities	6,513			5,676
Total liabilities	1,053,532			909,429
Shareholders' equity	145,878			128,491
Total liabilities and shareholders' equity	$1,199,410			$1,037,920

Net interest income		$15,643			$12,457

Interest rate spread			5.00%			4.68%
Net interest margin (5)			5.33%			4.93%

(1) Interest income and yield are stated on a fully tax-equivalent basis using the statutory tax rate.
(2) Includes loans held for sale.
(3) Nonaccrual loans are included in the computation of average, but unpaid interest has not been included for purposes of determining interest income.
(4) Short term investments include FHLB overnight deposits and other interest-bearing deposits. (5) Net interest margin is calculated as net interest income divided by total interest-earning assets.

NORTHEAST BANCORP AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS
(Unaudited)
(Dollars in thousands)
	Six Months Ended December 31,
	2018			2017
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning assets:
Investment securities	$86,599	$784	1.80%	$94,886	$533	1.11%
Loans (1) (2) (3)	901,833	36,460	8.02%	766,766	29,893	7.73%
Federal Home Loan Bank stock	1,652	49	5.88%	1,899	41	4.28%
Short-term investments (4)	170,705	1,802	2.09%	152,830	981	1.27%
Total interest-earning assets	1,160,789	39,095	6.68%	1,016,381	31,448	6.14%
Cash and due from banks	2,585			2,933
Other non-interest earning assets	31,289			32,025
Total assets	$1,194,663			$1,051,339

Liabilities & Shareholders' Equity:
Interest-bearing liabilities:
NOW accounts	$71,866	$124	0.34%	$69,931	$102	0.29%
Money market accounts	389,757	3,008	1.53%	377,449	2,127	1.12%
Savings accounts	35,590	28	0.16%	36,953	25	0.13%
Time deposits	424,965	4,504	2.10%	307,865	2,051	1.32%
Total interest-bearing deposits	922,178	7,664	1.65%	792,198	4,305	1.08%
Federal Home Loan Bank advances	15,000	242	3.20%	18,863	319	3.35%
Subordinated debt	24,042	1,174	9.69%	23,703	1,025	8.58%
Capital lease obligations	525	14	5.29%	797	21	5.23%
Total interest-bearing liabilities	961,745	9,094	1.88%	835,561	5,670	1.35%

Non-interest bearing liabilities:
Demand deposits and escrow accounts	81,615			82,210
Other liabilities	8,126			7,071
Total liabilities	1,051,486			924,842
Shareholders' equity	143,177			126,497
Total liabilities and shareholders' equity	$1,194,663			$1,051,339

Net interest income (5)		$30,001			$25,778

Interest rate spread			4.80%			4.79%
Net interest margin (6)			5.13%			5.03%

(1) Interest income and yield are stated on a fully tax-equivalent basis using the statutory tax rate.
(2) Includes loans held for sale.
(3) Nonaccrual loans are included in the computation of average, but unpaid interest has not been included for purposes of determining interest income.
(4) Short term investments include FHLB overnight deposits and other interest-bearing deposits. (5) Includes tax exempt interest income of $10 thousand for the six months ended December 31, 2017.
(6) Net interest margin is calculated as net interest income divided by total interest-earning assets.

NORTHEAST BANCORP AND SUBSIDIARY
SELECTED CONSOLIDATED FINANCIAL HIGHLIGHTS AND OTHER DATA
(Unaudited)
(Dollars in thousands, except share and per share data)

	Three Months Ended:
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Net interest income	$15,643	$14,359	$14,408	$13,134	$12,457
Provision for loan losses	101	532	254	364	437
Noninterest income	1,545	1,554	1,959	1,882	1,228
Noninterest expense	9,903	9,355	9,478	8,975	8,563
Net income	5,125	4,534	4,344	3,932	3,304

Weighted-average common shares outstanding:
Basic	9,048,397	8,995,925	8,934,038	8,927,544	8,924,495
Diluted	9,201,557	9,183,729	9,116,157	9,143,177	9,168,084
Earnings per common share:
Basic	$0.57	$0.50	$0.49	$0.44	$0.37
Diluted	0.56	0.49	0.48	0.43	0.36
Dividends per common share	0.01	0.01	0.01	0.01	0.01

Return on average assets	1.70%	1.51%	1.55%	1.43%	1.26%
Return on average equity	13.94%	12.81%	12.97%	12.15%	10.20%
Net interest rate spread (1)	5.00%	4.61%	5.02%	4.69%	4.68%
Net interest margin (2)	5.33%	4.93%	5.28%	4.94%	4.93%
Efficiency ratio (non-GAAP) (3)	57.62%	58.79%	57.91%	59.77%	62.57%
Noninterest expense to average total assets	3.28%	3.12%	3.37%	3.27%	3.27%
Average interest-earning assets to average interest-bearing liabilities	120.67%	120.72%	120.52%	120.27%	122.21%

	As of:
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Nonperforming loans:
Originated portfolio:
Residential real estate	$2,445	$2,633	$2,914	$3,116	$3,783
Commercial real estate	2,764	1,703	1,499	1,408	2,537
Home equity	150	151	298	255	107
Commercial and industrial	1,420	1,454	1,368	636	2,555
Consumer	216	185	134	136	147
Total originated portfolio	6,995	6,126	6,213	5,551	9,129
Total purchased portfolio	5,351	5,375	5,745	8,063	8,962
Total nonperforming loans	12,346	11,501	11,958	13,614	18,091
Real estate owned and other repossessed collateral, net	1,463	1,549	2,233	947	910
Total nonperforming assets	$13,809	$13,050	$14,191	$14,561	$19,001

Past due loans to total loans	1.95%	1.09%	0.89%	1.37%	3.87%
Nonperforming loans to total loans	1.32%	1.30%	1.37%	1.67%	2.34%
Nonperforming assets to total assets	1.16%	1.08%	1.23%	1.25%	1.84%
Allowance for loan losses to total loans	0.57%	0.60%	0.55%	0.57%	0.56%
Allowance for loan losses to nonperforming loans	42.99%	45.98%	40.20%	34.46%	24.07%

Commercial real estate loans to total capital (4)	242.38%	230.48%	200.74%	186.07%	187.92%
Net loans to core deposits (5)	94.84%	87.17%	91.54%	83.65%	91.46%
Purchased loans to total loans, including held for sale	35.17%	33.75%	33.10%	31.02%	31.28%
Equity to total assets	12.44%	11.81%	11.96%	11.47%	12.57%
Common equity tier 1 capital ratio	16.04%	16.50%	16.02%	16.48%	16.74%
Total capital ratio	19.15%	19.81%	19.28%	19.92%	20.30%
Tier 1 leverage capital ratio	13.20%	12.83%	13.12%	12.88%	13.41%

Total shareholders' equity	$148,491	$143,391	$138,430	$133,787	$130,003
Less: Preferred stock	-	-	-	-	-
Common shareholders' equity	148,491	143,391	138,430	133,787	130,003
Less: Intangible assets (6)	(3,583)	(3,768)	(3,837)	(3,973)	(4,087)
Tangible common shareholders' equity (non-GAAP)	$144,908	$139,623	$134,593	$129,814	$125,916

Common shares outstanding	9,048,863	9,047,390	8,938,841	8,925,399	8,939,273
Book value per common share	$16.41	$15.85	$15.49	$14.99	$14.54
Tangible book value per share (non-GAAP) (7)	16.01	15.43	15.06	14.54	14.09

(1) The net interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
(2) The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
(3) The efficiency ratio represents noninterest expense divided by the sum of net interest income (before the loan loss provision) plus noninterest income.

(4) For purposes of calculating this ratio, commercial real estate includes all non-owner occupied commercial real estate loans defined as such by regulatory guidance, including all land development and construction loans.

(5) Core deposits include all non-maturity deposits and maturity deposits less than $250 thousand. Loans include loans held for sale.

(6) Includes the core deposit intangible asset and loan servicing rights asset.

(7) Tangible book value per share represents total shareholders' equity less the sum of preferred stock and intangible assets divided by common shares outstanding.